UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NUVECTIS PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation) 1 Bridge Plaza, Suite 275 Fort Lee, NJ (Address of principal executive offices)	86-2405608 (I.R.S. Employer Identification No.) 07024 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.00001 per share	Nasdaq Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-260099

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED

IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.00001 per share, of Nuvectis Pharma, Inc., a Delaware corporation (the “Registrant”), as set forth under the heading “Description of Capital Stock” in the Prospectus forming a part of the Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on October 6, 2021 and declared effective on February 4, 2022 (File No. 333-260099), including exhibits, and as subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the United States Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NUVECTIS PHARMA, INC.

Date: February 3, 2022	By:	/s/ Ron Bentsur
Ron Bentsur
Chairman, Chief Executive Officer and President